SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank H. Ogawa Plaza, Suite 600
Oakland, CA 94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2004, the Company received a Staff Determination notice from the Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not yet filed its Report on Form 10-Q for its quarter ended September 30, 2004. Therefore, the Company’s securities are subject to delisting.

The Company plans to appeal this determination and to request a hearing on such appeal. Requesting a hearing will stay the delisting until the hearing panel has rendered a decision. There can be no assurance that the hearing panel will grant the Company’s request for continued listing.

Beginning at the opening of business on November 18, 2004, the trading symbol for the Company’s securities will be changed from SCIL to SCILE.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION

Dated: November 17, 2004	By:	/s/ Jane A. Freeman ————————————— Jane A. Freeman Chief Financial Officer